Exhibit 5.1

www.velaw.com

Tel 214-220-7700  Fax 214-220-7716

November 4, 2008

Dell Inc.

One Dell Way

Round Rock, Texas 78682

Re:	Dell Inc.
Registration Statement on Form S-3
Debt Securities

Ladies and Gentlemen:

We have acted as counsel for Dell Inc., a Delaware corporation (the “Company”), in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) with respect to the Company’s debt securities (the “Debt Securities”), which may be issued in one or more series from time to time pursuant to Rule 415 under the Securities Act.

We have reviewed those agreements, records, documents, and matters of law as we have deemed relevant in order to render the opinion set forth herein, including but not limited to (a) the Registration Statement, (b) the Prospectus forming a part of the Registration Statement, (b) the Restated Certificate of Incorporation and the Restated Bylaws of the Company, (c) resolutions adopted by the Board of Directors of the Company (the “Board”), (d) the form of Indenture (the “Indenture”) filed as Exhibit 4.1 to the Registration Statement to be executed by the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), pursuant to which Debt Securities may be issued, and (e) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed.

As to certain questions of fact material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates from officers of the Company and other persons, and upon certificates of public officials.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Shanghai Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3700 Dallas, TX 75201-2975 Tel 214.220.7700 Fax 214.220.7716 www.velaw.com

November 4, 2008 Page 2

Based upon and subject to the foregoing and subject further to the assumptions, exceptions and qualifications hereinafter stated, we express the following opinion:

With respect to Debt Securities to be issued under the Indenture, when (A) the Indenture has been duly authorized and validly executed and delivered to the Trustee by the Company, (B) the Indenture has been duly qualified under the Trust Indenture Act of 1939, (C) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (D) terms of the Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (E) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors’ rights generally and general principles of equity or public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) an implied covenant of good faith and fair dealing; and (iii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Debt Securities be converted to United Stated dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

The opinion expressed above is subject in all respects to the following assumptions, exceptions and qualifications:

a.      We have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are authentic and complete, (iv) all documents submitted to us as certified or photostatic copies conform to authentic originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and

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(vi) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity.

b.      We have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement (if such offering or issuance requires the delivery of a prospectus under the Securities Act or pursuant to any other law); (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, (iv) a Prospectus Supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby and will comply with all applicable laws; (v) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (vi) any supplemental indenture relating to a series of Debt Securities to be issued under the Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us, and (vii) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

c.      In rendering this opinion, we have assumed that the Trustee is or, at the time the Indenture is signed, will be qualified to act as trustee under the Indenture and that the Trustee has or will have duly executed and delivered the Indenture.

d.      We express no opinion with respect to (i) the enforceability of provisions in the Indenture or any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of defenses, or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitation, or other nonwaivable benefits bestowed by operation of law; or (ii) the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

e.      We express no opinion as to the requirements of or compliance with federal or state securities laws or regulations.

f.      The opinion expressed in this letter is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the

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United States of America. You should be aware that we are not admitted to the practice of law in the State of Delaware.

We consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We disclaim any duty to advise you regarding any changes in, or otherwise communicate with you with respect to, the matters addressed herein.

Very truly yours,

/s/ Vinson & Elkins L.L.P.